Exhibit 5

                        [GREENEBAUM DOLL & MCDONALD PLLC]


                                 April 21, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

              Re: Vencor, Inc.--Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as legal counsel in connection with the preparation of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), covering 490,000 shares of common stock, par value $.25 per share (the "Shares"), and associated Series A Participating Preferred Stock Purchase Rights, of Vencor, Inc., a Delaware corporation (the "Company"), to be issued under the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan, TheraTx, Incorporated Restated 1994 Stock Option/Stock Issuance Plan and 1989 Amended and Restated Stock Option Plan of Helian Health Group, Inc. (the "Plans").

         We have examined and are familiar with the Company's Certificate of Incorporation, as amended, and Second Amended and Restated By-laws, and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of the Shares. We have also examined such other documents and proceedings as we have considered necessary for the purpose of rendering this opinion.

         Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement and the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                         Very truly yours,

                                         /s/ Greenebaum Doll & McDonald PLLC
                                         GREENEBAUM DOLL & MCDONALD PLLC


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